Exhibit 10.4

FORM OF LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”), dated as of April 9, 2015 (the “Effective Date”), is entered into by and between Engage Mobility, Inc., a Florida corporation (the “Licensor”), and Web Services, LLC (the “Licensee”).

WHEREAS, the Licensor has agreed to license certain Technology to the Licensee pursuant to the terms of this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter expressed, the Parties hereby agree as follows:

1.            Definitions. As used in this Agreement, the terms

(a)           “Affiliate” shall have the same meaning as is defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

(b)           “Business of Licensee” shall mean and be limited to the provision of mobile technology, marketing and data products and solutions for business owners.

(c)           “Person” shall mean and include any individual, corporation, partnership, limited liability company or government instrumentality.

(d)           “Party” or “Parties” shall mean Licensor, Licensee or both of such Persons and their respective Affiliates, and successor and assigns.

(e)           “Software” shall mean any and all computer programs, software design documents, packaged and unpackaged, including any and all software implementations of algorithms, models and methodologies, any and all data and collection of data, whether machine readable or otherwise, descriptions, schematics, flow charts and all documentation, including user manuals and training materials, relating to the Mobile Engagement System and related products.

(f)           “Technology” shall mean all of the Licensor’s intellectual property relating to the Mobile Engagement System and related products, including but not limited to (1) any and all inventions (whether patentable or unpatentable and whether or not reduced to practice), ideas, research and techniques, technical designs, discoveries and specifications, improvements, modifications, adaptations and derivations thereto, and patents, patent applications, models, industrial designs, inventor’s certificates, and patent disclosures, together with reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof, (2) trademarks (any applications for registration therefor, including any modifications, extensions or renewals thereof), all service marks, logos, trade dress, brand names and trade names, assumed names, corporate names and other indications of origin (whether registered or unregistered), (3) copyrights (whether registered or unregistered and any applications for registration therefor, including any modifications, extensions or renewals thereof), (4) trade secrets, know-how and confidential business information and any other information, however documented, that is a trade secret within the meaning of the applicable trade secret protection Laws, including without limitation the Uniform Trade Secrets Act; (5)  Software, (6) any and all rights under any and all transcoder licenses and license agreements that the Licensor is currently a party to; and (7) any similar or equivalent intangible assets, properties and rights to any of the foregoing.

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(g)          “Territory” shall mean the territory of the United States.

2.            Grant of License. The Licensor hereby grants to Licensee, during the Term, a revocable non-exclusive and non-transferrable right and license (the “License”) to access, use, exploit and commercialize Licensor’s Technology as part of Licensee’s Business within the Territory.

3.            Grant of Other Licenses. During the Term of the License, the Licensor shall have the absolute and unfettered right to grant licenses to or enter into agreements with any other Person.

4.            Term of License; Termination.

(a)          The term of the License shall be five (5) years starting from the Effective Date (the “Term”).

(b)          This Agreement and the License granted hereunder may be terminated by mutual consent of the Licensor and Licensee.

(c)          This Agreement shall also be subject to termination by the non-breaching Party in the event of a breach of any covenant of the other Party hereto.

5.            Fees. The License is loyalty free during the Term.

6.            Covenants of Licensee. From and after the Effective Date of this Agreement, the Licensee, on behalf of itself and each of its Affiliates, employees, consultants, contractors, officers, directors, representatives, subsidiaries and joint venture entities hereby covenants and agrees as follows:

(a)          Return of Software and Technology. In the event that for any reason, or no reason, this Agreement shall be terminated (i) by Licensor as a result of a breach by Licensee of any the covenants contained in this Section 6, or (ii) upon expiration of the Term of this License, (A) the Licensee shall remove all Software and related Technology from their hardware, (B) the Licensee shall return all Software and related Technology to the Licensor, and (C) the Licensee shall not retain any copies or duplicates of the Software and related Technology.

(b)          Limitation on Use. Licensee covenants and agrees that the Software and Technology licensed to Licensee under this Agreement shall be used only for the purpose of engaging in the Business of the Licensee and for no other purpose, whatsoever. Licensee shall not have the right to copy, use or otherwise deal in the Software and related Technology licensed pursuant to this Agreement for any other purpose whatsoever, except as expressly contemplated by this Agreement.

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(c)          Return of Confidential Information. Upon termination of this Agreement for any reason or no reason, or at any other time the Licensor may reasonably request, the Licensee shall promptly deliver and surrender to the Licensor all papers, memoranda, notes, records, reports, sketches, specifications, designs and other documents, writings (and all copies thereof), and other property produced by them or coming into their possession by or through this Agreement (the “Confidential Information”), and the Licensee agrees that all such materials will at all times remain the property of the Licensor.

(d)          Scope. It is expressly agreed that if any restrictions set forth in this Section 6 are found by any court having jurisdiction to be unreasonable because they are too broad in any respect, then and in each such case, the remaining restrictions herein contained shall, nevertheless, remain effective, and this Agreement, or any portion thereof, shall be considered to be amended so as to be considered reasonable and enforceable by such court, and the court shall specifically have the right to restrict the business or geographical scope of such restrictions to any portion of the business or geographic areas described above to the extent the court deems such restriction to be necessary to cause the covenants to be enforceable, and in such event, the covenants shall be enforced to the extent so permitted.

(e)          Specific Performance. The Licensee hereby acknowledges that a remedy at law for any breach or violation or attempted breach or violation of the covenants set forth in this Section 6 may be inadequate, agrees that the Licensor shall be entitled to seek specific performance of this Agreement or an injunction or other equitable remedy in an action for equitable remedies under this Agreement, and Licensor shall not be required to prove the inadequacy or insufficiency of monetary damages. Each Party further agrees to waive any requirement for a bond or other security in connection with any such injunctive or other equitable relief.

7.            Assignment. No Party may assign all or any portion of the Agreement to any other Person without the prior written consent of the other Party, except that Licensor may assign any or all of its rights and interests under this Agreement at any time (A) to one or more of Licensor’s Affiliates for the purpose of undertaking all or part of Licnesor’s rights and obligations pursuant hereto, or (B) as collateral security to any lender or lenders (including any agent for any such lender or lenders) providing financing to Licensor or any of its Affiliates, or to any assignee or assignees of any such lender, lenders or agent. Furthermore, either Party may assign any or all of its rights and interests under this Agreement: (a) to a purchaser of all or substantially all of such Party’s assets; or (b) as a matter of law to the surviving entity in any merger or consolidation to which such Party is a party; provided, however, that any such successor-in-interest to either Party shall be obligated to assume in writing, in a manner satisfactory to the other Party, all of the obligations, covenants and agreements of the assigning Party.

8.            Further Assurances. The Licensor and the Licensee agree to execute and deliver to the other Party, such documents and instruments and to take such other actions as may be reasonable or necessary or as may be reasonably requested by the other in furtherance of performance of the terms, covenants and conditions of this Agreement.

9.            Notice. Any notice required to be given under this Agreement shall be in writing and delivered personally to the other designated party at the above stated address or mailed by certified, registered or express mail, return receipt requested or by Federal Express. Either party may change the address to which notice or payment is to be sent by written notice to the other under any provision of this paragraph.

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10.          Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Florida. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Florida in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.

11.          Severability. If any clause of this Agreement is determined to be invalid, illegal or unenforceable in whole or in part for any reason, it shall not affect the legality or enforceability of any other clause of this Agreement.

12.          Entire Agreement. This Agreement sets forth the entire understanding and agreement by the Parties as of the date hereof and supersedes all prior agreements and understandings (oral and written) between the Parties with respect to the matters set forth in this Agreement. It shall not be modified or amended except in writing signed by the Parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents which may conflict with this Agreement.

13.          Authority. Licensor represents and warrants that it has all necessary power and authority to execute and deliver this Agreement and all ancillary agreements and to carry out their provisions. All action on the Licensor’s part required for the lawful execution and delivery of this Agreement and all ancillary agreements has been taken. Upon its execution and delivery, this Agreement and all ancillary agreements will be a valid and binding obligation of the Licensor, enforceable in accordance with its terms.

14.          Amendments and Modifications. This Agreement may not be amended or otherwise modified unless evidenced in a writing and signed by each of Licensor and Licensee.

15.          Successors and Assigns. This License and the rights and obligations hereunder shall be binding upon and inure to the benefit of Licensor and Licensee and their respective successors and assigns.

16.          Counterparts. This Agreement may be executed in any number of counterparts, and it is contemplated that the parties hereto may execute different counterparts, which together shall constitute one and the same instrument.

17.          Post Closing Condition. The parties hereby agree, at the Licensor’s request, to sign a translated English-Chinese version of this Agreement within 10 business days of the date of this Agreement with the understanding that this Agreement signed on this April 9, 2015 is the formal agreement by and between the parties and should the Chinese version of certain terms in the later signed agreement conflict with their Chinese counterpart, the English version shall prevail.

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IN WITNESS WHEREOF, the Parties have executed or caused their duly authorized representatives to execute this Agreement as on the date set forth above.

LICENSOR:

ENGAGE MOBILITY, INC.

By:
Name:
Title:

LICENSEE:

WEB SERVICES, LLC

By:
Name: Douglas Hackett
Title: Managing Member

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